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                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Artecon, Inc. on Form S-8 of our report dated February 27, 1998, contained in Registration Statement No. 333-47593 of Storage Dimensions, Inc., on Form S-4 under the Securities Act of 1933 insofar as such report relates to the financial statements of Artecon, Inc. for the period from March 30, 1997 to December 31, 1997 and the year ended March 29, 1997.


DELOITTE & TOUCHE LLP

Costa Mesa, California
June 8, 1998